Exhibit 10.2
REVOLVING VARIABLE RATE NOTE

Commitment $1,000,000.00                                                    Effective: April 17, 2007
Tucker, Georgia

This Revolving Variable Rate Note (this “Note”) is issued pursuant to and is governed by that certain Revolving Credit and Security Agreement dated as of April 17, 2007 by and between Borrower and PHCC (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”). All capitalized terms used and not otherwise defined herein shall have the same meanings as given them in the Loan Agreement.

On April 17, 2010 (the “Scheduled Maturity Date”), and for value received, the undersigned (“Borrower”) promises to pay to the order of Presidential HealthCare Credit Corporation at Tucker, Georgia (with its successors and assigns, “PHCC”), or any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of $1,000,000.00, or so much thereof as is disbursed and remains outstanding hereunder on such date, as shown by PHCC’s Register or on the reverse side hereof, as the case may be, together with interest (computed on the basis of actual days elapsed in a 365-day year) on the unpaid balance hereof as it varies from time to time from the date hereof until this Note is fully paid. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligations of Borrower under the Loan Agreement, as defined herein below, and this Note to repay the principal amount advanced hereunder together with all interest accruing thereon. The Register as maintained by PHCC shall constitute prima facie evidence of the amount outstanding under this Note absent manifest error.

Borrower further promises to pay interest on each Interest Payment Date on the unpaid principal balance outstanding from time to time on this Note and until the Scheduled Maturity Date at a rate per annum equal to the Prime Rate as published in The Wall Street Journal on the date of such determination, plus two percent (2.00%), such rate to change simultaneously with any change in the Prime Rate. The Prime Rate on the date hereof is eight and one-quarter percent (8.25%) per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is ten and one-quarter percent (10.25%) per annum (the “Initial Rate”). Notwithstanding the foregoing, the variable interest rate or rates provided for in this Note will never be less than the Initial Rate.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to PHCC for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrower or inadvertently received by PHCC, such excess sum shall be, at Borrower’s option, returned to Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrower not pay or contract to pay, and that PHCC not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

Borrower may at any time, without penalty, and in its discretion, prepay all or any part of the outstanding principal balance together with all accrued interest and all other Fees and Reimbursable Expenses then due under the Provider Agreements. Borrower shall immediately pay the Prepayment Amount in full upon demand of PHCC after the occurrence of an Event of Default.

If an Event of Default occurs, the unpaid principal and interest due on this Note at maturity (whether this Note matures by acceleration or the lapse of time) shall bear interest until paid at the rate of the lesser of 3% per annum in excess of the rate stated above which is applicable to the principal balance outstanding or the maximum interest rate permitted by applicable law (the “Default Rate”), and Borrower shall be obligated to pay the same promptly following receipt of PHCC’s written invoice therefor.

If principal or interest hereon is not paid when due, or if any other indebtedness of the undersigned to PHCC is not paid when due, or an Event of Default occurs under the Loan Agreement, or if the holder hereof shall at any time in good faith believe that the prospect of due and punctual payment of this Note is impaired, then, in any such event, the holder hereof may, at its option, declare this Note to be immediately due and payable and thereupon this Note shall be immediately due and payable, together with all unpaid interest accrued hereon and all Fees and Reimbursable Expenses, without notice or demand, in accordance with Section 10 of the Loan Agreement. If this Note is due (whether at maturity, upon acceleration or upon demand as specified above), PHCC shall also have the right to set off the indebtedness evidenced by this Note against any indebtedness of PHCC to the undersigned.

This Note is the Note referred to in the Loan Agreement and is secured by the Collateral described in the Loan Agreement, reference to which is made for the purpose of information on the limitations on the availability of Advances, the amount of Advances under this Note and on the rights and remedies upon the occurrence of an Event of Default.

The undersigned agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses, reasonably incurred by the holder hereof in the event this Note is not duly paid as more fully set forth in the Loan Agreement. The holder hereof may at any time renew this Note or extend its maturity date for any period and release any security for, or any party to, this Note, all without notice to or consent of and without releasing any accommodation maker, endorser or guarantor from liability on this Note. Presentment or other demand for payment, notice of dishonor and protest are hereby waived. This Note shall be governed by the substantive laws of the State of Georgia except to the extent of applicable federal law.

This loan is for the purposes set forth in the Loan Agreement.

PARK INFUSIONCARE, LP, A TEXAS LIMITED PARTNERSHIP, BORROWER

By: Dougherty’s Operating GP, LLC,
Its General Partner

By:      /s/ David E. Bowe
Name: David E. Bowe
Title : Managing Member, Chairman of the Board, President
 and Chief Executive Officer

PARK INFUSIONCARE OF DALLAS, LP, A TEXAS LIMITED PARTNERSHIP, BORROWER

By: Park InfusionCare Of Dallas, GP, LLC,
Its General Partner

By:     /s/ David E. Bowe
Name: David E. Bowe
Title : Managing Member, Chairman of the Board, President
 and Chief Executive Officer

PARK INFUSIONCARE OF HOUSTON, LP, A TEXAS LIMITED PARTNERSHIP, BORROWER

By: Park InfusionCare Of Houston, GP, LLC,
Its General Partner

By:     /s/ David E. Bowe
Name: David E. Bowe
Title : Managing Member, Chairman of the Board, President
 and Chief Executive Officer

PARK INFUSIONCARE OF SAN ANTONIO, LP, A TEXAS LIMITED PARTNERSHIP, BORROWER

By: Park InfusionCare Of San Antonio, GP, LLC,
Its General Partner
By:     /s/ David E. Bowe
Name: David E. Bowe
Title : Managing Member, Chairman of the Board, President
 and Chief Executive Officer